Exhibit 107

Calculation of Filing Fee Tables

FORM S-1

Israel Acquisitions Corp
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit (1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Rights included as part of the Units(3)	457	(g)	23,000,000 Rights				—
Fees to Be Paid	Equity	Class A ordinary shares underlying the rights included as part of the Units(3)	457	(o)	2,300,000 Shares	$10.00	$23,000,000	.0000927	$2,132.10
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, one right and one-half of one redeemable warrant(2)	457	(o)	23,000,000 Units	$10.00	$230,000,000	.0000927	$21,321.00
Fees to be Paid	Equity	Class A ordinary shares included as part of the Units(3)	457	(g)	23,000,000 Shares
Fees to be Paid	Equity	Redeemable Warrants included as part of the Units(3)	457	(g)	11,500,000 Warrants
Fees to be Paid	Equity	Class A underlying the Redeemable Warrants	457	(o)	11,500,000 Shares	$11.50	$132,250,000	.0000927	$12,259.58
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$382,250,000		$35,712.68
	Total Fees Previously Paid								$0.00
	Total Fee Offsets								-
	Net Fee Due								$35,712.68

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	Includes 3,000,000 Units, consisting of 3,000,000 Class A ordinary shares, 3,000,000 rights and 1,500,000 Redeemable Warrants underlying such Units, which may be issued on exercise of a 45-day option granted to the underwriter.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

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